Exhibit 99.1

Lithia Announces Pricing of Senior Notes Offering

Release: 12/2/2019

Lithia Motors, Inc. (NYSE: LAD) today announced the pricing of its previously announced offer of $400 million in aggregate principal amount of its 4.625% senior notes due 2027 (the “Notes”) in a private offering (the “Private Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Private Offering is expected to close on December 9, 2019, subject to customary closing conditions.

Lithia intends to use the net proceeds of the Private Offering to repay all amounts then outstanding under the revolving line of credit under its credit facility and the remainder for general corporate purposes, which may include funding acquisitions, capital expenditures and other debt repayment. Pending final application, all or a portion of the net proceeds of the Private Offering may be applied to reduce indebtedness, including under Lithia’s new and used vehicle floor plan facilities.

The Notes will be offered and sold only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Lithia Motors Inc.:

Lithia Motors Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest-growing companies in the Fortune 500 (#265 in 2019). Lithia is a growth company powered by people and innovation. By purchasing and building strong businesses that have yet to realize their potential, Lithia generates significant cash flows while maintaining low leverage. Operational excellence is achieved by focusing on the consumer experience and by utilizing proprietary performance measurements to increase market share and profitability. With a unique growth model, Lithia invests to expand and modernize its nationwide network to create personal transportation solutions wherever, whenever and however consumers desire.

Sites:

www.lithiamotors.com

www.lithiainvestorrelations.com

www.lithiacareers.com

Facebook:

www.facebook.com/LithiaMotors

Twitter:

@lithiamotors

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project”, “outlook”, “target”, “may”, “will”, “would”, “should”, “seek”, “expect”, “plan”, “intend”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “likely”, “goal”, “strategy”, “future”, “maintain”, and “continue” or the negative of these terms or other comparable terms.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	future economic and financial conditions (both nationally and locally);

•	changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•

disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

•

government regulations, legislation and others set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Eric Pitt

Vice President, Investor Relations & Treasurer

Lithia Motors, Inc.

epitt@lithia.com

541-864-1748